As filed with the United States Securities and Exchange Commission on February 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDINAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

7000 Cardinal Place

Dublin, Ohio 43017

(Address of Principal Executive Offices) (Zip Code)

Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended)

Cardinal Health 401(k) Savings Plan, as amended and restated January 1, 2006 (as amended)

(Full Title of the Plans)

Stephen T. Falk

Executive Vice President, General Counsel and Corporate Secretary

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

(614) 757-5000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	3,560,000	$33.23	$118,298,800	$8,435
Deferred Compensation Obligations under the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended)(3)	$40,000,000	100%	$40,000,000	$2,852

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, referred to as the Securities Act, this registration statement also covers additional common shares, without par value (“Common Shares”), of Cardinal Health, Inc. (the “Registrant”) as may become issuable pursuant to the anti-dilution provisions of the Cardinal Health Deferred Compensation Plan and the Cardinal Health 401(k) Savings Plan (collectively, the “Plans”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on February 1, 2010, within five business days prior to filing.
(3)	The deferred compensation obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the Cardinal Health Deferred Compensation Plan.

Statement Regarding Registration of Additional Securities Pursuant to General Instruction E

Cardinal Health, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase (i) by 60,000 the number of Common Shares registered under the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended); (ii) by 3,500,000 the number of Common Shares registered under the Cardinal Health 401(k) Savings Plan, as amended and restated effective January 1, 2006 (as amended); and (iii) by $40,000,000 the deferred compensation obligations under the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended).

This registration statement incorporates by reference the contents of the Company’s Form S-8 registration statements, Registration Nos. 33-42357, 333-90423, 333-38198, and 333- 149107 filed with the Securities and Exchange Commission (“Commission”) on August 23, 1991, November 5, 1999, May 31, 2000, and February 7, 2008, respectively.

ITEM 4. DESCRIPTION OF SECURITIES

The deferred compensation obligations being registered pursuant to the Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (as amended) (the “DCP”), represent obligations (“Obligations”) of the Company to pay deferred compensation in the future in accordance with the terms of the DCP, which is filed as Exhibits 4.3 through 4.4 to this Registration Statement. Eligible employees and non-employee members of the Board of Directors of the Company are entitled to defer receipt of certain compensation into the DCP. All benefits under the DCP are unfunded and the Company is not required to establish any special or separate fund or make any other segregation of assets in order to provide a source of payment for its obligations under the DCP; provided, however, that in order to provide a source of payment for its obligations under the DCP, the Company may establish a trust fund. The Obligations are general unsecured obligations of the Company subject to the claims of its general creditors.

The amount of compensation to be deferred by each participating eligible employee or Board member (individually, a “Participant” and collectively, the “Participants”) is determined in accordance with the DCP based on elections by each Participant.

Under the DCP, amounts credited to a Participant’s account are credited with deemed investment returns equal to the experience of certain investment funds offered under the DCP and selected by the Participant. Certain Participants may elect to have all or a portion of Participant’s account to be deemed invested in the Company’s Common Shares. The Obligations are generally payable upon a Participant’s separation from service with the Company, death or disability, subject to exceptions for in-service withdrawals upon the occurrence of an unforeseeable emergency. The Obligations generally are payable in cash in the form of a lump-sum distribution or in installments, at the election of the Participant.

A Participant may designate one or more beneficiaries to receive any portion of the Obligations payable in the event of death. Participants or beneficiaries may not anticipate, alienate, sell, transfer, assign or otherwise dispose of any right or interest in the plan in which they are participating. The Company reserves the right to amend or terminate the DCP.

ITEM 8. EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report of Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.2	Restated Code of Regulation of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report of Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.3	Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.6.5 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, File No. 1-11373)

4.4	First Amendment to Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.5	Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006 (incorporated by reference to Exhibit 99.03 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, File No. 1-11373)

4.6	First Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006 (incorporated by reference to Exhibit 99.02 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-11373)

4.7	Second Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.8	Third Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.9	Fourth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.10	Fifth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.11	Sixth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.12	Seventh Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.13	Eighth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.14	Ninth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5)

24.1	Power of Attorney (included in the signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, State of Ohio, on February 5, 2010.

CARDINAL HEALTH, INC.

By:	/S/ GEORGE S. BARRETT
George S. Barrett
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Falk or Jeffrey W. Henderson and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on February 5, 2010.

Signature	Title

/S/ GEORGE S. BARRETT	Chairman and Chief Executive Officer and
George S. Barrett	Director (principal executive officer)

/S/ JEFFREY W. HENDERSON	Chief Financial Officer (principal financial officer)
Jeffrey W. Henderson

/S/ STUART G. LAWS	Senior Vice President and Chief Accounting
Stuart G. Laws	Officer (principal accounting officer)

/S/ COLLEEN F. ARNOLD	Director
Colleen F. Arnold

/S/ GLENN A. BRITT	Director
Glenn A. Britt

/S/ CARRIE S. COX	Director
Carrie S. Cox

/S/ CALVIN DARDEN	Director
Calvin Darden

/S/ BRUCE L. DOWNEY	Director
Bruce L. Downey

/S/ JOHN F. FINN	Director
John F. Finn

/S/ GREGORY B. KENNY	Director
Gregory B. Kenny

/S/ JAMES J. MONGAN	Director
James J. Mongan

/S/ RICHARD C. NOTEBAERT	Director
Richard C. Notebaert

/S/ DAVID W. RAISBECK	Director
David W. Raisbeck

/S/ JEAN G. SPAULDING	Director
Jean G. Spaulding

Pursuant to the requirements of the Securities Act, the administrator of the Cardinal Health 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 5th day of February, 2010.

CARDINAL HEALTH 401(k) SAVINGS PLAN

By:	/S/ MONICA FOSTER
Monica Foster
Financial Benefit Plans Committee Member

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report of Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.2	Restated Code of Regulation of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report of Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.3	Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.6.5 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, File No. 1-11373)

4.4	First Amendment to Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

4.5	Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006 (incorporated by reference to Exhibit 99.03 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, File No. 1-11373)

4.6	First Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006 (incorporated by reference to Exhibit 99.02 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-11373)

4.7	Second Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.8	Third Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.9	Fourth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.10	Fifth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.11	Sixth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.12	Seventh Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.13	Eighth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

4.14	Ninth Amendment to the Cardinal Health 401(k) Savings Plan, as amended and restated effective as of January 1, 2006

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5)

24.1	Power of Attorney (included in the signature page to this registration statement)